Exhibit 99.h15

JPMORGAN DISTRIBUTION SERVICES, INC.

SALES AGREEMENT

JPMORGAN MONEY MARKET FUNDS

This Agreement is entered into between the financial institution executing the cover document (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”).

RECITALS

WHEREAS, each money market fund identified on Schedule B (a “Fund” or the “Funds”) is a series of JPMorgan Trust I or JPMorgan Trust II (the “Trust” or the “Trusts”) which are open-end investment management companies and shares of each Fund are divided into separate classes (“Classes”);

WHEREAS, JPMDS serves as the distributor for both of the Trusts pursuant to a Distribution Agreement effective as of February 19, 2005 (the “Distribution Agreement”);

WHEREAS, pursuant to distribution plans adopted by the Trusts pursuant to Rule 12b-1 of the Investment Company Act of 1940 (the “Investment Company Act”) with respect to the shares of certain Classes (“Shares”), JPMDS is authorized to compensate financial intermediaries for their distribution or sales support in connection with the distribution of Shares to the financial intermediaries’ customers;

WHEREAS, Financial Intermediary is a financial institution with customers who are or may become owners or beneficial owners of Shares of one or more Classes (“Customers”); and

WHEREAS, Financial Intermediary is willing to provide distribution assistance in connection with the distribution of Shares.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.	Distribution Services

The Financial Intermediary hereby agrees to provide reasonable distribution and support assistance in connection with the distribution of Shares to Customers, which assistance may include marketing, distributing sales literature and advertising materials and administrative activities.

II.	Sales of Fund Shares

A. Financial Intermediary will offer and sell Shares only in accordance with the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI”), the applicable rules, regulations and requirements, including, without limitation, Rule 22c-1(a) and other applicable rules under the Investment Company Act, and the provisions of this Agreement.

B. The Financial Intermediary agrees that neither the Trust, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Customer or (ii) to determine the suitability of a particular Fund or Class for such Customer. The Trust, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Trust by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

C. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

D. The parties agree that in performing its services under this Agreement: (i) Financial Intermediary is acting as agent for the Customer; (ii) the Customer is for all purposes the customer of Financial Intermediary; (iii) each transaction is initiated solely upon the order of the Customer; (iv) as between Financial Intermediary and the Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of the Customer and not for Financial Intermediary’s account; (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) Financial Intermediary shall be deemed an independent contractor and shall have no authority to act as agent for JPMDS or the Funds.

III.	Representations, Warranties and Covenants

A. JPMDS represents and warrants that: (i) It has the requisite authority to enter into this Agreement and to make the payments contemplated herein; and (ii) That the payment to Financial Intermediary of any fees pursuant hereto is authorized under the Distribution Agreement and the distribution plans adopted by the Trusts.

B. Financial Intermediary represents, warrants and agrees that: (i) it is registered a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and any applicable states securities laws, or it is not required to be so registered as a result of entering into and performing the services set forth in this Agreement; that it is a member of the Financial Industry Regulatory Authority. (“FINRA”); that Customers’ accounts are insured by the Securities Investors Protection Corporation (“SIPC”); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the FINRA including, without limitation, the FINRA Conduct Rules. Financial Intermediary agrees to notify JPMDS immediately in the event of (a) the termination of its coverage by the SIPC, (b) its expulsion or suspension from the FINRA or (c) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Intermediary’s expulsion from the FINRA will automatically terminate this Agreement immediately without notice. Suspension of Financial Intermediary from the FINRA for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon JPMDS’ written notice of termination to Financial Intermediary; or

(ii) It is a bank, as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Intermediary, especially those regulations dealing with the activities of the Financial Intermediary as described under this Agreement. Financial Intermediary agrees to notify JPMDS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Intermediary’s ability to act in accordance with the terms of this Agreement, including the loss of its exemption from registration as a broker, will terminate this Agreement effective upon JPMDS’ written notice of termination to Financial Intermediary; (iii) It has the requisite authority to enter into this Agreement and to perform the services contemplated herein; (iv) The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary; (v) It currently does, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations, and will disclose its receipt of fees hereunder to Customers (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations; (vi) To the extent Shares are purchased by Customers through a defined contribution plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives; (vii) Either (a) it is not a “fiduciary” with respect to the provision of the services contemplated herein to any Plan(s) as such term is defined in Section 3(21) of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); or (b) its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code; and (viii) It will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Financial Strength Rating from A.M. Best Company rating of at least “A,” and, upon JPMDS’ request, it will furnish a certificate of insurance evidencing such coverage.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

IV.	Fees

During the term of this Agreement, JPMDS will pay Financial Intermediary a distribution fee pursuant to the distribution plans adopted by the Funds pursuant to Rule 12b-1 under the Investment Company Act, (“Rule 12b-1 Fees”) as set forth on Schedule C2. JPMDS may, in its sole discretion, reduce the amount of, or eliminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the distribution plans under which the fees are paid are materially amended or terminated either by the Board of the Funds or by vote of a majority of the outstanding shares of the Funds.

V.	Indemnification

A. Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from: (i) any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement; (ii) any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and (iii) any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B. JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from: (i) any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement; (ii) any alleged untrue statement of a material fact contained in any Fund’s registration statement or Prospectus or any alleged omission to state therein a material fact required to be stated therein necessary to make the statements contained therein not misleading; and (iii) any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C. Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. The indemnification provided for hereunder shall be in addition to any liability, which the parties may otherwise have.

D. The agreement of the parties in this Section V to indemnify each other is conditioned upon the party entitled to indemnification (Indemnitee) promptly giving notice to the party required to provide indemnification (Indemnitor) as to any claim as to which indemnity may be sought. The Indemnitor shall have the option to defend the Indemnitee against any such claim or any litigation arising from it, in which case the defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee. The Indemnitee may retain additional counsel at its expense. The failure of the Indemnitee to give notice as provided in this Sub-section (D) shall not relieve the Indemnitor from any liability other than its indemnity obligation under this Section. The Indemnitor may not settle any action without the written consent of the Indemnitee unless such settlement completely and finally releases the Indemnitee from any and all liability. Except with the prior written consent of the Indemnitor, the Indemnitee may not confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify.

E. The provisions of this Section V shall survive the termination of this Agreement.

VI.	Certification of Customers’ Taxpayer Identification Numbers

Financial Intermediary agrees to obtain any taxpayer identification number certification from Customers required under the Code, as amended, and any applicable Treasury regulations, and to provide JPMDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

VII.	Effective Date, Amendment and Termination

A. This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any other agreements between the parties with respect to the offer and sale of Shares and other matters covered herein.

B. This Agreement shall continue in effect, with respect to Rule 12b-1 Fees payable by each Fund, until the October 31st following the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of the Funds, including a majority of the members of the Board of the Funds who are not interested persons of the Funds cast in person at a meeting called for that purpose.

C. This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown on the signature page hereof. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days.

D. Notwithstanding the foregoing, this Agreement may be terminated as follows: (i) at any time, without the payment of any penalty, by the vote of a majority of the members of the Board of the Funds who are not interested persons of the Funds or by a vote of a majority of the outstanding voting shares as defined in the Investment Company Act on not more than sixty (60) days’ written notice to the parties to this Agreement; (ii) automatically in the event of the Agreement’s assignment as defined in the Investment Company Act, upon the termination of the Distribution Agreement, or upon the termination of the applicable distribution plan(s); and (iii) by any party to this Agreement without cause by giving the other party at least thirty (30) days’ written notice.

E. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

VIII.	Incorporation of Schedules A, B, C and D

Financial Intermediary and JPMDS agree that the attached Schedules A, B, C (including C1 and C2) and D are incorporated into and made a part of this Agreement.

IX.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York.

JPMORGAN DISTRIBUTION SERVICES, INC.	FINRA CRD Number: 104234

Street Address: 1111 Polaris Parkway Columbus, Ohio 43240

By:
Name:
Title:
Date:

Financial Intermediary Name (Please Print or Type)	FINRA CRD Number

Address ____________________________________________________________________________________

City:__________________________________ State ___________________ Zip Code ____________________

Phone: _______________________ Fax: _____________________________________

By:
Authorized Signature

Print Name or Type Name

Title

Date

SCHEDULE A

A1.	Confidentiality

A. Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of the Agreement (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by the Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process. Proprietary Information shall not include information a party to the Agreement can clearly establish was (a) known to the party prior to the Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to the Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon Proprietary Information.

B. All information, including “nonpublic personal information” as that term in defined in Regulation S-P, relating to shareholders of the Funds who are Customers is and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under the Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section A1 B shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of Customers for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to either of the Agreement.

C. If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

D. The provisions of this Section A1 shall survive the termination of the Agreement.

A2.	Anti-Money Laundering

Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the (i) verification of the identity of its Customers and the source of Customers’ funds, and ii) reporting of any suspicious transactions in a Customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy JPMDS’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about Customers and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

A3. Miscellaneous

A. Use of Names. Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or of the Funds in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

B. Representations with Respect to the Funds. Financial Intermediary and its agents shall not make any representation concerning a Fund or Shares, except those contained in the Prospectus or SAI, in current material furnished by JPMDS to Financial Intermediary, or in materials created by Financial Intermediary and submitted to and approved in writing by JPMDS.

C. Nonexclusivity. JPMDS acknowledges that Financial Intermediary may perform services similar to those to be provided under the Agreement to other investment companies, investment company sponsors, or service providers to investment companies.

JPMDS may enter into other similar Agreement for the provision of such services with any other person or persons without Financial Intermediary’s consent.

D. Force Majeure. Neither Financial Intermediary nor JPMDS nor their respective affiliates shall be liable to the other or to any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control, provided that such party has exercised such reasonable diligence as the circumstances require.

E. Security Against Unauthorized Use of Funds’ Recordkeeping Systems. Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMDS.

F. Notices. Except as otherwise specifically provided in the Agreement, all notices required or permitted to be given pursuant to the Agreement shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid, registered or certified United States first class mail, return receipt requested; (iii) overnight courier services; or (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all such notices shall be given or sent to the Financial Intermediary at the address on the cover page hereof and to JPMDS at the address on the signature page hereof, Attention: President.

G. Records. Financial Intermediary will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by the Funds, will promptly make such records available to the Funds or their designee.

H. Delegation of Duties. Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under this Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the delegating party of any of its obligations under this Agreement. The delegating party agrees that it remains liable to the other party for an affiliate’s or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

SCHEDULE B

JPMORGAN MONEY MARKET FUNDS

Prime Money Market Fund

Liquid Assets Money Market Fund

100% U.S. Treasury Securities Money Market Fund

U.S. Treasury Plus Money Market Fund

Federal Money Market Fund

U.S. Government Money Market Fund

Tax Free Money Market Fund

Municipal Money Market Fund

California Municipal Money Market Fund

Michigan Municipal Money Market Fund

New York Municipal Money Market Fund

Ohio Municipal Money Market Fund

SCHEDULE C

CALCULATION AND PAYMENT OF FEES PURSUANT TO SECTIONS IV OF THE AGREEMENT

A. JPMDS agrees to pay to Financial Intermediary a fee or fees set forth below, with respect to the classes of shares of each Fund listed on the following Schedules C1 and C2, calculated daily and paid monthly in arrears, at an annual rate based on the average daily net asset value of the total number of such shares of a Fund held in accounts at Financial Intermediary (determined by multiplying the number of such shares times the publicly-reported net asset value of each share), excluding the value of (i) shares held in an account with Financial Intermediary prior to the effective date of the Agreement as to the Class of shares of the Fund issuing such shares, and (ii) shares first placed or purchased in an account with Financial Intermediary after the termination of the Agreement as to the Fund issuing such shares.

JPMDS reserves the right not to pay fees to Financial Intermediary if Financial Intermediary’s fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

For the payment period in which the Agreement become effective or terminate, there shall be an appropriate pro-ration of the fee on the basis of the number of days that the Agreement are in effect during the period.

B. JPMDS shall pay Financial Intermediary such fee by wire transfer or other form acceptable to Financial Intermediary and the payment shall be separate from payments related to redemption proceeds and distributions.

SCHEDULE C1

Name of Class	Service Fee		Distribution Fee	Total Service Fees
Capital Shares		%	N/A		%
Institutional Shares		%	N/A		%
Agency Shares		%	N/A		%

SCHEDULE C2

Name of Class	Service Fee		Distribution Fee		Total Service and Distribution Fees
Premier Shares		%	N/A			%
Morgan Shares		%		%*		%
Reserve Shares		%		%		%
Cash Management Shares		%		%		%

Note: Not all share classes are available in all of the Funds.

*	There is no Distribution Fee on Morgan Shares of the Prime Money Market Fund.

SCHEDULE D

OPERATING PROCEDURES

JPMDS and Financial Intermediary shall follow the following operating procedures in connection with transactions in Fund shares by Customers through Financial Intermediary, except as otherwise agreed to in writing by the parties.

A. Customers’ orders to purchase and redeem Fund shares must be received by JPMDS or the Funds’ transfer agent from Financial Intermediary prior to the order deadlines listed in the Prospectus for the orders to be effective the same day.

B. Payments for Fund shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, JPMDS reserves the right, without notice, to cancel the sale and to charge Financial Intermediary to compensate JPMDS or the Fund’s transfer agent if either advanced the funds for the purchase.

C. JPMDS will make available to Financial Intermediary a list of the states or other jurisdictions in which each Fund’s shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell shares of a Fund only in the states and other jurisdictions appearing on the most recent list made available by JPMDS.